Exhibit 99.1

             Monolithic System Technology, Inc. Announces
             Fourth Quarter and Fiscal Year 2003 Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 28, 2004--Monolithic
System Technology, Inc. (MoSys), (Nasdaq:MOSY) today reported financial results for its fourth quarter and fiscal year ended
December 31, 2003.

    Fourth Quarter Highlights

    -- Generated new orders exceeding $5 million in licensing fees in the fourth quarter

    --  Signed technology license for 1T-SRAM-Q with Fujitsu

    --  Agilent signed 1T-SRAM(R) License Agreement

    --  Licensed 1T-SRAM macro to Sanyo

    Fourth Quarter Results

    Total net revenue in the fourth quarter was $3.4 million compared to $7.9 million of net revenue for the same period a year ago. Total net revenue for the quarter consisted of $1.9 million from licensing, $1.1 million in royalties and approximately $334,000 in product revenue. This compares to licensing revenue of $3.3 million, royalty revenue of $4.0 million and product revenue of $599,000 in the fourth quarter of 2002.
    The gross margin percentage in the fourth quarter of 2003 was 80% compared to 87% in the same quarter a year ago.
    The net loss for the quarter was $415,000, or a loss of $0.01 diluted earnings per share, compared to net income of $4.1 million, or $0.13 fully diluted earnings per share in the same period last year. The fourth quarter 2003 diluted earnings per share were computed using 30,704,000 shares.
    "Our fourth quarter results were impacted by the schedule delays of new design projects by our customers," commented Dr. Fu-Chieh Hsu, CEO of MoSys. "In fact, R & D spending by our customers had remained cautious throughout 2003 which has resulted in a lower level of new design projects and fewer existing products being placed into production than we had anticipated at the beginning of the year. However, we are beginning to see an improvement in the funding for new projects, as evidenced by the new orders generated during the fourth quarter. We anticipate recognizing the revenue from these new licenses during 2004."
    Despite the net loss, the company generated $1.5 million of net cash from operations in the quarter increasing cash, equivalents and investments, both short and long term to $85.8 million at year-end.

    Fiscal 2003 Results

    For fiscal year 2003, net revenue was $19.2 million compared to the $27.8 million reported in fiscal 2002. Net income in 2003 was $2.5 million, compared to net income of $12.4 million reported in 2002. Net income in the year was equal to 13.0% of net revenue compared to 44.5% of net revenue in 2002. Fully diluted earnings per share in the year were $0.08 compared to $0.40 in the prior year. Fully diluted 2003 earnings per share were computed using 30,998,000 shares.
    Dr. Hsu further commented, "During 2003, we continued to expand relationships with existing customers and entered into license agreements with several significant new customers. Working closely with our existing and new foundry partners, we have broadened the range of standard logic process alternatives available for our licensees. We have entered 2004 with significant momentum and a robust pipeline of new and existing design projects.

    Business Outlook

    MoSys' President and Chief Executive Officer Dr. Fu-Chieh Hsu and Chief Financial Officer, Mark Voll will update their business outlook and give guidance for the first quarter of 2004 during their earnings conference call at 2:15 p.m. PT on January 28, 2004.

    Fourth Quarter and FY 2003 Financial Results Web cast/Conference
Call

    The MoSys management team will host a live audio web cast and conference call to discuss Q4 and FY 2003 financial results beginning at 2:15 p.m. (PT) on Wednesday, January 28, 2004. Investors and other interested parties may listen to the live audio web cast by visiting the investor relations section of the MoSys Web site at www.mosys.com. A replay of the conference call will be available for 48 hours beginning at 5 p.m. PT. The replay number is 1-888-286-8010 with a pass code of 13189649. A web cast replay will also be available on the company's website.

    About MoSys

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 50 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies, the timing and nature of customer requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as the Nintendo GAMECUBE and cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers, the impact of the Company's recent acquisition of ATMOS Corporation on future operating results and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
    1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.



                 MONOLITHIC  SYSTEM TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)




                             Three Months Ended    Twelve Months Ended
                                December 31,          December 31,
                              2003        2002       2003      2002
                           ----------- ----------- ---------- --------
                           (unaudited) (unaudited)
Net Revenue
 Product                         $334        $599     $1,904   $2,924
 Licensing                      1,929       3,263     10,418   10,523
 Royalty                        1,088       3,993      6,911   14,344
                           ----------- ----------- ---------- --------
        Total                   3,351       7,855     19,233   27,791
                           ----------- ---------------------- --------

Cost of Net Revenue
 Product                          259         373      1,217    1,668
 Licensing                        426         631      1,970    1,730
                           ----------- ----------- ---------- --------
        Total                     685       1,004      3,187    3,398
                           ----------- ---------------------- --------
Gross Profit                    2,666       6,851     16,046   24,393
                           ----------- ---------------------- --------

Operating Expenses:
 Research and  development      2,087       2,099      8,593    6,586
 Selling, general and
  administrative                1,463       1,513      6,121    4,950
 Stock-based compensation
  expense                          38         171        459      656
                           ----------- ----------- ---------- --------
        Total operating
         expenses               3,588       3,783     15,173   12,192
                           ----------- ---------------------- --------

 Income (loss) from
  operations                     (922)      3,068        873   12,201
 Interest and other income        461         347      1,914    1,539
                           ----------- ----------- ---------- --------

 Income (loss) before
  income taxes                   (461)      3,415      2,787   13,740
 Benefit (provision) for
  income taxes                     46         691       (279)  (1,373)
                           ----------- ----------- ---------- --------

Net Income (Loss)               $(415)     $4,106     $2,508  $12,367
                           =========== ====================== ========

Net Income (Loss) Per Share
 Basic                         ($0.01)      $0.14      $0.08    $0.41
                           =========== ====================== ========
 Diluted                       ($0.01)      $0.13      $0.08    $0.40
                           =========== ====================== ========


Shares Used in Computing
 Net Income (Loss) Per
 Share
        Basic                  30,704      30,213     30,504   29,902
        Diluted                30,704      31,309     30,998   31,275






                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)




                                                   December  December
                                                      31,       31,
                                                     2003      2002
                                                   --------- ---------

Assets
Current Assets
 Cash, cash equivalents and short-term investments  $41,365   $68,433
 Accounts receivable - net                            1,027       943
 Unbilled contract receivable                         1,106       693
 Inventories - net                                      474     1,037
 Prepaid expenses and other assets                    3,822     4,475
                                                   --------- ---------
      Total Current Assets                           47,794    75,581

 Long-term investments                               44,462    11,400
 Property and equipment - net                         1,796     3,352
 Goodwill                                            12,326    12,326
 Other Assets                                           514       431
                                                   --------- ---------
      Total Assets                                  106,892   103,090
                                                   ========= =========


Liabilities and Stockholders' Equity:
Current Liabilities:
 Accounts payable                                      $116      $132
 Accrued expenses and other liabilities               2,733     2,368
 Deferred revenue                                       506     1,779
 Current portion of capital lease obligations            13        89
                                                   --------- ---------
 Total Current Liabilities                            3,368     4,368

  Long term portion of capital lease obligations         13        25

 Common stock and additional paid in capital         99,456    97,150
 Retained earnings                                    4,055     1,547
                                                   --------- ---------
Total Stockholders' Equity                          103,511    98,697
                                                   --------- ---------

 Total Liability and Stockholders' Equity          $106,892  $103,090
                                                   ========= =========


    CONTACT: MoSys, Sunnyvale
             Mark Voll, 408-731-1846
             markv@mosys.com
             or
             Shelton IR, Dallas
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com